UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 3, 2012

CAMAC ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-34525	30-0349798
(Commission File Number)	(IRS Employer Identification Number)

1330 Post Oak Blvd., Suite 2575, Houston, Texas - 77056
(Address of principal executive offices)

(713) 797-2940
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01                      Other Events.

The Company has been informed by its independent registered public accounting firm, RBSM LLP (“RBSM”), that the Public Company Accounting Oversight Board (“PCAOB”), in the course of conducting  its scheduled triennial inspection of RBSM, reviewed the audit that RBSM performed relating to the Company’s financial statements as of and for the year ended December 31, 2010. RBSM has also informed the Company that in connection with this inspection, the PCAOB issued a comment to RBSM regarding the Company’s accounting treatment for its acquisition of certain interests in the OML 120/121 Production Sharing Contract (the “Oyo Contract Rights”) from CAMAC Energy Holdings Limited (“CEHL”) in April 2010 (the “Acquisition”).   The Company accounted for and reported the Acquisition as an asset acquisition with the Company’s predecessor, Pacific Asia Petroleum Inc. (“PAPI”), which was the legal acquirer, also being identified as the accounting acquirer for financial reporting purposes.  The PCAOB’s comment called into question whether the Acquisition should have instead been accounted for as a reverse acquisition whereby PAPI was the accounting acquiree.  RBSM has submitted a response to the PCAOB stating that it believes it has “properly evaluated the Company’s accounting for the Acquisition” and requested that the comment be removed.  In making further inquiry as to the timing for the PCAOB’s final determination, the Company has been informed by RBSM that the process would take an indeterminate amount of time.

While the Company believes the accounting for the reporting of the acquisition of the Oyo Contract Rights from CEHL has been properly accounted for and reported in accordance with generally accepted accounting principles, the Company has engaged an independent, energy-focused consulting firm to assist the Company in evaluating its financial reporting related to the Acquisition.   In addition, in order to expedite final determination of this matter, the Company intends to request guidance from the Office of the Chief Accountant of the Securities and Exchange Commission ("SEC") as soon as practicable by submitting the relevant facts and circumstances to the SEC for review. Upon receipt of the guidance from the SEC concerning the accounting and related financial reporting, the Company will, if necessary, revise its relevant financial statements and amend its annual report on Form 10-K for the year ended December 31, 2010, and any subsequent reports filed with the SEC.  The ultimate outcome and impact from the final determination on this matter if any on the Company’s reported financial statements as of and for the year ended December 31, 2010 or subsequent periods cannot be determined at this time.  Although there can be no assurance that the outcome of the final determination will not have a material effect on such financial statements; the Company believes there would be no effect on historically reported or future reported revenues or cash flows.

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SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMAC Energy Inc.

Dated: February 3, 2012	By:	/s/ Edward G. Caminos
Edward G. Caminos
Chief Financial Officer

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